UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 3, 2021

AMERICOLD REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway,	South Tower, Suite 600
Atlanta,	Georgia	30328
(Address of principal executive offices)		(Zip Code)
(678) 441-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value per share	COLD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02 Results of Operations and Financial Condition.
On November 3, 2021, Americold Realty Trust (the “Company”) issued a press release announcing the Company’s financial results for the third quarter ended September 30, 2021. A copy of the press release as well as a copy of the supplemental information referred to in the press release are available on the Company’s website and are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference.
The foregoing information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition,”. The information in Item 2.02 of this Current Report on Form 8-K and the exhibits furnished therewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, and shall not be or be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) Departure of President and Chief Executive Officer and Trustee

On November 2, 2021, the Board of Trustees of the Company (the “Board”) terminated Mr. Boehler without cause from his position as President and Chief Executive Officer of the Company. Mr. Boehler also resigned as a Trustee of the Board of Trustees.
In connection with his separation, and consistent with the terms of his existing employment agreement, Mr. Boehler will receive the following: (i) 2x the sum of his base salary and target bonus, payable in installments over 24-months; (ii) to the extent applicable performance metrics are achieved, his annual bonus for the 2021 calendar year, pro-rated for a partial year of service; (iii) continued participation in the Company’s health and welfare benefit plans for 18 months; and (iv) accelerated vesting of that portion of his restricted stock units (other than those granted in March 2017) and operating partnership units subject to time-based vesting that would have become vested on the next regularly scheduled vesting date. In addition, a portion of Mr. Boehler’s restricted stock units and operating partnership units subject to performance-based vesting, pro-rated to reflect partial service during the performance period, will remain outstanding and eligible to vest based on actual achievement. The foregoing payments and benefits are subject to Mr. Boehler’s continued compliance with certain restrictive covenants.
Mr. Boehler’s departure as President and Chief Executive Officer of the Company was not due to any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.
(c) Appointment of Interim Chief Executive Officer

On November 2, 2021, the Board appointed George F. Chappelle Jr. as the Company’s Interim Chief Executive Officer.
Mr. Chappelle, age 60, served a variety of leadership roles at Tyson Foods from July 2017 to January 2020, including as Chief Corporate Services Officer (April 2019 to January 2020); General Manager of Emerging Proteins, Research and Development and Logistics (January 2019 to January 2020); Chief Operating Officer of Prepared Foods (January 2018 to December 2018); and Chief Integration Officer (July 2017 to December 2017). In addition, he served as the Chief Operating Officer of AdvancePierre Foods from January 2014 to June 2017. Mr. Chappelle currently serves as Chairman of the Board of Flagstone Foods (and has served in that role since February 2020), and as a member of the Boards of Apex International (since January 2021) and Randall Foods (since January 2021. He previously served as Chairman of the Board of AGRO Merchants Group from July 2018 to December 2020.
There are no family relationships between Mr. Chappelle and any Company trustee or executive officer, and no arrangements or understandings between Mr. Chappelle and any other person pursuant to which he was selected as an officer. Mr. Chappelle is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Chappelle entered into an employment agreement dated November 2, 2021 (the “Employment Agreement”) pursuant to which he will serve as Interim Chief Executive Officer beginning on November 2, 2021 and ending on the six-month anniversary of that date (the “Term”), unless the term is mutually extended. During the Term, Mr. Chappelle will receive a monthly base salary of $140,000 and, subject to approval by the Board, he will be granted operating partnership profits units covering 42,183 shares of the Company’s common stock, which will be eligible to vest in full upon completion of the Term, subject to Mr. Chappelle’s continued service through such time and such other terms and conditions as are set forth in the Company’s 2017 Equity Incentive Plan and form of award agreement thereunder (the “OP Unit Award”). In the event of Mr. Chappelle’s termination by the Company without “cause” or his resignation for “good reason” (each as defined in the Employment Agreement) prior to the completion of the Term, Mr. Chappelle will become entitled to (i) a lump sum payment in an amount equal to the salary he would have received if he had remained employed through the Term; (ii) continued full participation in the Company’s health and welfare benefit programs for the remainder of the Term; and (iii) full acceleration of his RSU Award. In the event of Mr. Chappelle’s termination due to his death or disability prior to the completion of the Term, Mr. Chappelle will become entitled to full acceleration of his RSU Award. In each case, the separation payments and benefits described are subject to Mr. Chappelle executing and making effective a general release of claims against the Company and its affiliates as well as Mr. Chappelle’s compliance with certain restrictive covenants.
The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
(d) Appointment of Trustees

On November 2, 2021, the Board expanded the size of the board from eight to ten and appointed Robert L. Bass, George F. Chappelle Jr. and Pamela K. Kohn as Trustees of the Company. Mr. Bass was appointed to the nominating and corporate governance committee and investment committee and Ms. Kohn was appointed to the audit and compensation committees.
Each of Messrs. Bass and Chappelle and Ms. Kohn have entered into the Company's standard indemnification agreement for trustees and executive officers. The indemnification agreement provides that the Company will indemnify and advance expenses to the indemnitee to the maximum extent permitted by applicable law and the Company’s declaration of trust in effect as of the date of the agreement or to such extent as applicable law and the Company’s declaration of trust thereafter from time to time may permit.
Pursuant to the Company’s trustee compensation program, Mr. Bass and Ms. Kohn are each expected to be granted an equity award of operating partnership profits units with a grant date value of $68,150, subject to vesting based on continued service through May 20, 2022. Mr. Chappelle will not receive any compensation for his services as a trustee during his service as Interim Chief Executive Officer.
Neither Mr. Bass nor Ms. Kohn is a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.
A copy of the press release issued by the Company on November 3, 2021 announcing the Company’s leadership transition and appointment of three Trustees, which includes additional information concerning each of Messrs. Bass’ and Chappelle’s and Ms. Kohn’s background, is attached hereto as Exhibit 99.3 and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
The information set forth in Item 2.02 is incorporated by reference into this Item 7.01. The information in Items 2.02 and 7.01 of this Current Report on Form 80-K and the exhibits furnished therewith shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, and shall not be or be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1#	Employment Agreement dated November 2, 2021 by and between AmeriCold Logistics, LLC and George F. Chappelle Jr.
10.18	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.18 to Americold Realty Trust’s Annual Report on Form 10-K for the year ended December 31, 2020 (File No. 001-34723))
99.1	Press Release dated November 3, 2021 for the third quarter ended September 30, 2021.
99.2	Supplemental Information Package for the third quarter ended September 30, 2021.
99.3	Leadership Transition Press Release dated November 3, 2021.
# This document has been identified as a management contract or compensatory plan or arrangement.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 3, 2021

AMERICOLD REALTY TRUST

By:	/s/ Marc J. Smernoff
Name: Marc J. Smernoff
Title: Chief Financial Officer and Executive Vice President